EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Fiscal 2019

MINNEAPOLIS, Nov. 12, 2019 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the fourth quarter and fiscal year ended August 31, 2019.

Full year fiscal 2019 financial and operating highlights include (with growth rates on a fiscal year-over-year basis):

  Consolidated net sales increased 8.4% to an annual record $55,750,000
  ZERUST® net sales decreased 7.7% to $38,175,000
  ZERUST® oil and gas net sales decreased 11.1% to $2,727,000
  NTIC China net sales increased 4.2% to $13,030,000
  Natur-Tec® product net sales increased 74.9% to an annual record $17,575,000
  Joint venture operating income decreased 5.2% to $12,953,000
  Net income attributable to NTIC decreased 22.3% to $5,210,000
  Net income per diluted share attributable to NTIC decreased 23.6% to $0.55

“I’m pleased by the progress we’ve made over the past four years towards diversifying both our geographic footprint and our target markets, while significantly improving profitability,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC. “In fiscal 2019, nearly 32% of our net sales came from Natur-Tec®, compared to just slightly over 14% for fiscal 2015. In addition, during this same period, we successfully transitioned our China strategy and grew sales at our wholly-owned subsidiary in China, NTIC China, to over $13,000,000 this fiscal year. We expect continued sales growth from NTIC China and Natur-Tec® during fiscal 2020 and believe we’re well positioned within these large and fast-growing markets.”

“Unfortunately, NTIC’s core ZERUST® industrial corrosion prevention business has not been immune to the continued global manufacturing slowdown, which continued to impact ZERUST® sales during the fiscal 2019 fourth quarter both in North America and across the territories served by our global joint ventures. We are actively watching our industrial end markets for any further signs of deterioration or impact from ongoing global trade negotiations.”

“During the year, NTIC generated $5,531,000 in cash from operating activities, and increased its cash, cash equivalents and available for sale securities by 26%. I’m pleased with the recent 8% increase in the quarterly cash dividend payment, reflecting our commitment to returning capital to stockholders. While global market demand for ZERUST® industrial products is expected to remain somewhat uncertain in the short term, our business is more diversified today than at any time in our 50-year history. In addition, NTIC’s asset-light business model, experienced management team and strong balance sheet further reflect the resiliency of the platform we have created. As I look to the next four years and beyond, I am excited by the potential NTIC has to continue to create value for stockholders by profitably growing sales throughout our ZERUST® industrial, ZERUST® oil and gas, and Natur-Tec® product categories,” concluded Mr. Lynch.

NTIC’s consolidated net sales decreased 8.8% to $13,448,000 during the three months ended August 31, 2019, compared to $14,744,000 for the three months ended August 31, 2018. This decrease was a result of lower global demand for the company’s ZERUST® industrial and ZERUST® oil and gas products, partially offset by strong demand for the company’s Natur-Tec® compostable products. For the full year ended August 31, 2019, consolidated net sales increased 8.4% to $55,750,000, compared to $51,425,000 for the same period last fiscal year.

The following table sets forth NTIC’s net sales by product category for the three months and fiscal year ended August 31, 2019 and August 31, 2018 by segment:

	Three Months Ended
	August 31, 2019	% of Net Sales	August 31, 2018	% of Net Sales	% Change
ZERUST® industrial net sales	$7,957,148	59.2%	$8,916,850	60.5%	(10.8)%
ZERUST® joint venture net sales	464,999	3.5%	706,995	4.8%	(34.2)%
ZERUST® oil & gas net sales	501,793	3.7%	1,648,380	11.2%	(69.6)%
Total ZERUST® net sales	$8,923,940	66.4%	$11,272,225	76.5%	(20.8)%
Total Natur-Tec® net sales	4,523,624	33.6%	3,471,746	23.5%	30.3%
Total net sales	$13,447,564	100.0%	$14,743,971	100.0%	(8.8)%

	Fiscal Year Ended
	August 31, 2019	% of Net Sales	August 31, 2018	% of Net Sales	% Change
ZERUST® industrial net sales	$32,839,875	58.9%	$35,399,280	68.8%	(7.2)%
ZERUST® joint venture net sales	2,607,554	4.7%	2,908,072	5.7%	(10.3)%
ZERUST® oil & gas net sales	2,727,283	4.9%	3,066,953	6.0%	(11.1)%
Total ZERUST® net sales	$38,174,712	68.5%	$41,374,305	80.5%	(7.7)%
Total Natur-Tec® net sales	17,575,425	31.5%	10,050,516	19.5%	74.9%
Total net sales	$55,750,137	100.0%	$51,424,821	100.0%	8.4%

NTIC’s joint venture operating income decreased 6.0% to $3,057,000 during the three months ended August 31, 2019, compared to joint venture operating income of $3,252,000 during the three months ended August 31, 2018. This decrease was attributable to a corresponding reduction in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which decreased 4.1% to $28,632,000 during the three months ended August 31, 2019, compared to $29,861,000 for the three months ended August 31, 2018. For fiscal year 2019, NTIC’s joint venture operating income decreased 5.2% to $12,953,000, compared to joint venture operating income of $13,670,000 during the full year ended August 31, 2018. Net sales of NTIC’s joint ventures decreased 4.5% to $114,635,000 during the full year ended August 31, 2019, compared to $120,061,000 for the full year ended August 31, 2018.

Operating expenses, as a percent of net sales, for the fourth quarter of fiscal 2019 were 46.6%, compared to 42.7% for the same period last fiscal year. This increase was primarily due to lower net sales and stable operating expenses. For the full year, operating expenses, as a percent of net sales, were 43.3%, compared to 44.6% for the same period last fiscal year.

Net income attributable to NTIC for the fourth quarter of fiscal 2019 decreased 61.3% to $829,000, or $0.09 per diluted share, from $2,142,000, or $0.23 per diluted share for the same period last fiscal year. For the full year ended August 31, 2019, net income attributable to NTIC decreased 22.3% to $5,210,000, or $0.55 per diluted share, from $6,701,000, or $0.72 per diluted share for the same period last fiscal year.

NTIC’s balance sheet remains strong, with no debt, and working capital of $25,461,000 at August 31, 2019, including $5,857,000 in cash and cash equivalents and $3,565,000 in available for sale securities, compared to $22,838,000 of working capital at August 31, 2018, including $4,163,000 in cash and cash equivalents and $3,300,000 in available for sale securities.

At August 31, 2019, the company had $24,207,000 of investments in joint ventures, of which $13,000,000 or 54%, is cash, with the remaining balance mostly made up of other working capital.

Outlook

For the fiscal year ending August 31, 2020, NTIC expects its net sales to be in the range of $62 million and $66 million. The company also anticipates net income attributable to NTIC to be in the range of $5.6 million to $7.5 million, or $0.60 and $0.80 per diluted share.

These estimates are subject to significant risks and uncertainties, including those described below under the heading “Forward-Looking Statements.”

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the fourth quarter and full fiscal year of 2019 and its outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 4478748.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention, marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 40 years and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide, on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations regarding its financial guidance for fiscal 2019 and anticipated continued sales growth from NTIC China and Natur-Tec® during fiscal 2020, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the ability of NTIC to achieve its annual financial guidance and continue to pay dividends; the effect of economic uncertainty and trade disputes; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the effect on NTIC’s business and operating results of the termination of NTIC’s joint venture relationship in China and sale of products and services in China through NTIC China; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; the effect of the United Kingdom’s proposed exit from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates and tariffs, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including the new tax reform law, which could result in a write-down of our deferred tax assets, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2018 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - AUGUST 31, 2019 AND 2018
	August 31, 2019	August 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,856,758	$4,163,023
Available for sale securities	3,565,258	3,300,110
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts
of $65,000 as of August 31, 2019 and $50,000 as of August 31, 2018	9,779,518	9,920,108
Trade joint ventures	824,473	761,506
Fees for services provided to joint ventures	1,268,000	1,357,255
Income taxes	457,018	273,333
Inventories	10,488,728	9,130,861
Prepaid expenses	1,062,609	1,661,577
Total current assets	33,302,362	30,567,773

PROPERTY AND EQUIPMENT, NET	7,358,159	7,168,826

OTHER ASSETS:
Investments in joint ventures	24,207,339	22,950,995
Deferred income taxes	1,634,258	1,551,536
Patents and trademarks, net	1,008,969	1,156,257
Other	—	153,849
Total other assets	26,850,566	25,812,637
Total assets	$67,511,087	$63,549,236

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,505,531	$3,905,034
Income taxes payable	6,759	70,892
Accrued liabilities:
Payroll and related benefits	1,857,971	2,747,303
Other	1,471,532	1,006,953
Total current liabilities	7,841,793	7,730,182

COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000
shares as of August 31, 2019 and August 31, 2018; issued and outstanding 9,086,816 and 9,082,606, respectively	181,736	181,652
Additional paid-in capital	16,013,338	14,528,951
Retained earnings	44,992,719	41,963,341
Accumulated other comprehensive loss	(4,593,178)	(3,597,199)
Stockholders’ equity	56,594,615	53,076,745
Non-controlling interests	3,074,679	2,742,309
Total equity	59,669,294	55,819,054
Total liabilities and equity	$67,511,087	$63,549,236

*Share and per share data have been adjusted for all periods presented to reflect the two-for-one stock split effective June 28, 2019.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2019 AND 2018
	Three Months Ended		Twelve Months Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
NET SALES:
Net sales, excluding joint ventures	$13,144,465	$14,036,976	$53,142,583	$48,516,749
Net sales, to joint ventures	303,099	706,995	2,607,554	2,908,072
Total net sales	13,447,564	14,743,971	55,750,137	51,424,821
Cost of goods sold	9,086,655	9,671,768	37,970,244	34,165,440
Gross profit	4,360,909	5,072,203	17,779,893	17,259,381

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,628,730	1,733,992	7,225,518	7,527,383
Fees for services provided to joint ventures	1,428,547	1,517,607	5,727,579	6,142,139
Total joint venture operations	3,057,277	3,251,599	12,953,097	13,669,522

OPERATING EXPENSES:
Selling expenses	2,890,929	2,857,732	10,968,592	10,886,011
General and administrative expenses	2,363,033	2,487,744	9,349,559	8,500,490
Research and development expenses	1,017,331	943,129	3,822,070	3,524,953
Total operating expenses	6,271,293	6,288,605	24,140,221	22,911,454

OPERATING INCOME	1,146,893	2,035,197	6,592,769	8,017,449

INTEREST INCOME	26,234	14,894	78,257	99,463
INTEREST EXPENSE	(2,210)	(3,955)	(13,567)	(17,962)

INCOME BEFORE INCOME TAX EXPENSE	1,170,917	2,046,136	6,657,459	8,098,950

INCOME TAX (BENEFIT) EXPENSE	189,506	(252,480)	841,837	876,103

NET INCOME	981,411	2,298,616	5,815,622	7,222,847

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	152,565	156,475	606,000	521,481

NET INCOME ATTRIBUTABLE TO NTIC	$828,846	$2,142,141	$5,209,622	$6,701,366

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.09	$0.24	$0.57	$0.74
Diluted	$0.09	$0.23	$0.55	$0.72

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,086,816	9,082,608	9,085,584	9,077,676
Diluted	9,342,557	9,503,462	9,415,974	9,370,404
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.06	$0.05	$0.24	$0.20

*Share and per share data have been adjusted for all periods presented to reflect the two-for-one stock split effective June 28, 2019.